Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Stockholders
WTC Industries, Inc. and Subsidiary
Eagan, Minnesota

We have audited the accompanying consolidated balance sheet of WTC Industries, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WTC Industries, Inc. and Subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
January 16, 2004 (except for Note 5, as to which
the date is February 18, 2004)

WTC Industries, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	July 2, 2004
	2003	(Unaudited)
Assets (Note 5)
Current Assets
Cash	$97,335	$125,447
Accounts receivable, net of allowance for doubtful accounts of approximately $8,000 (Note 9)	6,518,972	10,631,769
Inventories, net of reserves of approximately $83,000 and $79,000, respectively (Note 2)	1,871,174	2,842,895
Prepaid expenses	105,200	355,192
Deferred tax assets (Note 8)	1,599,000	436,646

Total current assets	10,191,681	14,391,949
Property and Equipment, at cost, net (Note 3)	5,619,670	7,921,056
Intellectual Property, net (Note 4)	2,153,286	2,145,636
Deposits and Other	441,559	397,057

	$18,406,196	$24,855,698

Liabilities and Stockholders’ Equity
Current Liabilities
Note payable to bank (Note 5)	$—	$3,654,095
Current maturities of long-term debt (Note 5)	2,975,330	2,974,515
Accounts payable	2,866,097	4,188,788
Customer deposits	276,038	—
Accrued expenses:
Interest	19,082	—
Warranty	264,773	262,932
Compensation	480,428	581,343
Other	71,701	25,841

Total current liabilities	6,953,449	11,687,514

Long-Term Debt, net of current maturities (Note 5)	5,123,889	3,963,467

Deferred Tax Liabilities (Note 8)	91,000	91,000

Commitments and Contingencies (Notes 10, 11 and 12)
Stockholders’ Equity (Notes 6, 7 and 10)
Preferred stock	—	—
Common stock, $0.10 par value; 15,000,000 shares authorized; 1,786,624 and 1,906,999 shares issued and outstanding in 2003 and 2004, respectively	178,663	190,700
Additional paid-in capital	13,119,705	13,680,106
Accumulated deficit	(7,060,510)	(4,757,089)

	6,237,858	9,113,717

	$18,406,196	$24,855,698

See Notes to Consolidated Financial Statements.

WTC Industries, Inc. and Subsidiary

Consolidated Statements of Income

	Year Ended	Six Months Ended
	December 31,	July 2, 2004
	2003	(Unaudited)
Net sales (Note 9)	$28,303,868	$21,585,238
Cost of goods sold	18,865,780	14,458,148

Gross profit	9,438,088	7,127,090

Operating expenses:
Selling, general and administrative	2,974,725	2,148,938
Research and development	1,778,824	1,125,439

	4,753,549	3,274,377

Income from operations	4,684,539	3,852,713

Other income and expense:
Interest expense	256,796	137,904
Other income	(3,100)	(386)

	253,696	137,518

Income before income taxes	4,430,843	3,715,195
Income tax expense (Note 8)	1,616,000	1,411,774

Net income	$2,814,843	$2,303,421

Net income per share:
Basic	$1.63	$1.24
Diluted	1.25	0.94
Weighted-average number of common shares outstanding:
Basic	1,724,234	1,855,828
Diluted	2,248,198	2,455,863

See Notes to Consolidated Financial Statements.

WTC Industries, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2002	1,640,098	$164,010	$12,955,146	$(9,875,353)	$3,243,803
Shares issued upon exercise of options	4,000	400	3,850	—	4,250
Shares issued upon exercise of warrants	140,526	14,053	126,473	—	140,526
Issuance of options for payment of commissions	2,000	200	34,236	—	34,436
Net income	—	—	—	2,814,843	2,814,843

Balance at December 31, 2003	1,786,624	178,663	13,119,705	(7,060,510)	6,237,858
Shares issued upon exercise of options	25,375	2,537	244,901	—	247,438
Shares issued upon exercise of warrants	95,000	9,500	315,500	—	325,000
Net income	—	—	—	2,303,421	2,303,421

Balance at July 2, 2004 (Unaudited)	1,906,999	$190,700	$13,680,106	$(4,757,089)	$9,113,717

See Notes to Consolidated Financial Statements.

WTC Industries, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Year Ended	Six Months Ended
	December 31,	July 2, 2004
	2003	(Unaudited)
Cash Flows From Operating Activities
Net income	$2,814,843	$2,303,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,239,895	868,364
Amortization	191,246	124,672
Gain on sale of property and equipment	(2,899)	—
Deferred income taxes	1,515,000	1,162,354
Noncash commissions and consulting services	34,436	—
Changes in operating assets and liabilities:
Accounts receivable	(2,320,954)	(4,112,797)
Inventories	(591,456)	(971,721)
Prepaid expenses, deposits and other	(495,849)	(255,492)
Accounts payable	1,836,602	1,322,691
Accrued expenses and customer deposits	228,473	(241,906)

Net cash provided by operating activities	4,449,337	199,586

Cash Flows From Investing Activities
Purchases of property and equipment	(4,127,421)	(3,169,750)
Purchases of intellectual property	(88,567)	(67,020)
Proceeds from sale of equipment	4,300	—

Net cash used in investing activities	(4,211,688)	(3,236,770)

Cash Flows From Financing Activities
Net proceeds on note payable to bank	—	3,654,095
Proceeds from long-term debt	9,930,320	469,892
Proceeds from sale of common stock from exercise of options and warrants	144,776	572,438
Payments on long-term debt	(10,355,379)	(1,631,129)

Net cash provided by (used in) financing activities	(280,283)	3,065,296

Net increase (decrease) in cash	(42,634)	28,112
Cash
Beginning of period	139,969	97,335

End of period	$97,335	$125,447

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$266,226	$156,986
Cash paid during the period for income tax	96,000	248,810

Supplemental Disclosures of Noncash Investing and Financing Activities Property and equipment financed through capital leases	$22,874	$—

See Notes to Consolidated Financial Statements.

WTC Industries, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: WTC Industries, Inc. and Subsidiary (the Company) designs, manufactures and markets water filtration and purification products for the point-of-use potable water market. The Company’s primary customers are original equipment manufacturers of home appliances based in the United States who use the Company’s filtration system for drinking water that is dispensed by the appliance to the consumer. All of the Company’s revenue is attributed to one operating segment.

The accompanying financial statements and related abbreviated footnote data as of July 2, 2004 and for the six months ended July 2, 2004, are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended July 2, 2004, are not necessarily indicative of the results for the full year.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the accounts of WTC Industries, Inc. and its wholly owned subsidiary, PentaPure Incorporated. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue upon shipment of its products, FOB shipping point. Shipping and handling charges billed to customers are included in net sales, and shipping and handling costs incurred by the Company are included in cost of goods sold.

Cash: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts after reviewing individual customer accounts as well as considering both historical and expected credit loss experience. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and equipment: Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over a period of three to seven years. Leasehold improvements are amortized over the remaining term of the lease. Repair and maintenance costs are charged to operations as incurred.

Impairment of long-lived assets: The Company evaluates the carrying value of its long-lived assets, including intellectual property, on an ongoing basis, based on a number of factors, including operating results, business plans, budgets and economic projections. In addition, the Company’s evaluation considers nonfinancial data, such as continuity of personnel, changes in the operating environment, competitive information, market trends and business relationships. In the event expected future cash flows were less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows or appraisal of assets) of the long-lived assets and intangibles. To date, management has determined that no impairment of long-lived assets exists.

Income taxes: Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair value of financial instruments: The fair values of the Company’s revolving line of credit and other long-term debt are estimated based on interest rates for the same or similar debt having the same or similar remaining maturities with similar risk and collateral requirements. At December 31, 2003, and July 2, 2004, the carrying value of the revolving line of credit and other long-term debt approximates fair value.

Research and development costs: Research and development costs, whether performed by the Company or by outside parties under contract, are charged to operations as incurred and are reflected on the consolidated statements of income.

Estimates: The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Basic and diluted net income per share: Basic per-share amounts are computed, generally, by dividing net income or loss by the weighted-average number of common shares outstanding. Diluted per-share amounts are computed similar to basic per-share amounts, except that the weighted-average shares outstanding are increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive.

The number of additional shares is calculated by assuming the outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the year. The Company has granted options and warrants to purchase shares of common stock at various amounts per share (see Note 7). The dilutive effect of options and warrants for the year ended December 31, 2003, and the six-month period ended July 2, 2004, was to increase the weighted-average common shares outstanding by 523,964 and 600,035 shares, respectively.

Stock-based compensation: The Company grants options to its employees under various plans as described below. As permitted under accounting principles generally accepted in the United States of America, these grants are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, compensation cost is recognized for those grants whose exercise price is less than the fair market value of the stock on the date of grant. There was no compensation expense recorded for employee grants for the year ended December 31, 2003, and the six-month period ended July 2, 2004.

The Company also grants options and warrants to nonemployees for goods and services and in conjunction with certain agreements. These grants are accounted for under FASB Statement No. 123 based on the grant date fair values.

Had compensation cost for all of the stock-based compensation grants and warrants issued been determined based on the fair values at the grant date consistent with the provisions of Statement No. 123, the Company’s net income and net income per basic and diluted common share would have been as indicated below.

		Six Months
	Year Ended	Ended
	December 31,	July 2, 2004
	2003	(Unaudited)
Net income, as reported	$2,814,843	$2,303,421
Deduct total stock-based employee compensation expense determined under the fair value–based method for all awards, net of the related tax effects	(481,617)	(48,254)

Net income, pro forma	$2,333,226	$2,255,167

Basic net income per common share, as reported	$1.63	$1.24
Basic net income per common share, pro forma	1.35	1.22
Diluted net income per common share, as reported	1.25	0.94
Diluted net income per common share, pro forma	1.04	0.92

The above pro forma effects on net income and net income per basic and diluted common share are not likely to be representative of the effects on reported net income or net income per common share for future years because options vest over several years and additional awards generally are made each year.

Product warranty: The Company provides a limited warranty for the replacement of defective products. The Company’s standard warranty policy requires the Company to repair or replace defective products at no cost to its customers. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company utilizes historical trends and information received from its customers to assist in determining the appropriate loss reserve levels. Warranty experience remains low as a result of improved manufacturing and quality control procedures.

Changes in the Company’s warranty liability are as follows:

		Six Months
	Year Ended	Ended
	December 31,	July 2, 2004
	2003	(Unaudited)
Balance, beginning	$300,000	$264,773
Payments made	(35,227)	(1,841)

Balance, ending	$264,773	$262,932

Fiscal year-end: Effective in January 2004, the Company changed from a calendar year-end to a 52/53-week year-end.

Note 2. Inventories

Inventories, net of reserves, consisted of the following:

	December 31,	July 2, 2004
	2003	(Unaudited)
Raw materials	$1,315,907	$2,208,922
Finished goods	555,267	633,973

	$1,871,174	$2,842,895

Note 3. Property and Equipment

Property and equipment consisted of the following:

	December 31,	July 2, 2004
	2003	(Unaudited)
Office equipment	$716,560	$821,196
Machinery, equipment and tooling	6,033,275	8,197,062
Leasehold improvements	558,737	565,713
Equipment in progress	1,278,010	2,139,594

	8,586,582	11,723,565
Less accumulated depreciation	2,966,912	3,802,509

	$5,619,670	$7,921,056

Note 4. Intellectual Property

The technology rights and patents owned by the Company are amortized over the shorter of their estimated useful lives or their contractual life using the straight-line method. Amortization of patents begins upon the granting of the related patent. The Company reviews these assets for any indications of impairment.

	December 31, 2003			July 2, 2004 (Unaudited)
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value
Technology rights	$2,240,000	$174,230	$2,065,770	$2,240,000	$248,900	$1,991,100
Patents	88,567	1,051	87,516	155,587	1,051	154,536

	$2,328,567	$175,281	$2,153,286	$2,395,587	$249,951	$2,145,636

The aggregate amortization expense was approximately $150,000 for the year ended December 31, 2003, and $75,000 for the six-month period ended July 2, 2004. Estimated amortization expense for each of the next five years is approximately $160,000.

Note 5. Long-Term Debt

Revolving line of credit and term loan: At July 2, 2004, the Company has a bank credit facility that provides a $5,000,000 revolving credit line and an original term loan of $7,400,000. The revolving credit line will mature in May 2005. The interest rate for the revolving credit line and the term loan is based on an interest-bearing debt to cash flow leverage ratio, which can result in interest rates ranging from LIBOR plus 1.50 percent to LIBOR plus 2.25 percent. The credit agreement is secured by substantially all assets of the Company and contains certain financial covenants.

On February 18, 2004, the Company converted the amounts outstanding under the revolving line of credit to term debt. As a result, the $2,530,109 in the table below has been reflected as term debt.

December 31,
2003
Term loan payable to bank in monthly principal installments of $205,556 plus interest, with balance due March 1, 2006	$5,549,996
Advancing term loan payable to bank in monthly principal installments of $62,500 plus interest until paid	2,530,109
Other	19,114

8,099,219
Less current maturities	2,975,330

$5,123,889

Approximate maturities of long-term debt at July 2, 2004, are as follows:

Years ending:
2004	$2,975,000
2005	3,225,000
2006	1,369,000
2007	530,000

$8,099,000

Note 6. Preferred Stock

At December 31, 2003, and July 2, 2004, there were 2,000,000 shares of the Company’s 9 percent convertible, cumulative, nonvoting, $1 par value preferred stock authorized, with no shares outstanding.

Note 7. Stock Options and Warrants

As discussed in Note 1 to the consolidated financial statements, the Company accounts for employee stock-based compensation under APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The pro forma fair value of each option grant as presented in Note 1 to the consolidated financial statements is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003:

Year Ended
December 31,
2003
Volatility	96.8%
Risk-free interest rate	1.9% – 3.4%
Expected life (years)	2 – 4
Expected dividend yield	None

1994 Nonqualified Stock Option Plan: The 1994 Nonqualified Stock Option Plan (1994 Plan) allows the Company to grant options to purchase up to 150,000 shares of common stock that have a maximum term of 10 years. The exercise price and vesting requirements are determined on the date of grant by the granting committee. No options may be granted under the 1994 Plan after March 31, 2004. As of December 31, 2003, 23,000 options had been granted and were outstanding under this plan, with 127,000 options available for grant.

1996 Stock Option Plan: The 1996 Stock Option Plan (1996 Plan) allows the Company to grant incentive stock options, nonqualified stock options and restricted stock awards. In 2003, the Board of Directors increased the shares of common stock available for distribution to 650,000. Incentive stock options have a maximum term of 10 years, and the exercise price may not be less than the market price on the date of grant. The exercise price of any nonqualified stock options granted may be no less than 85 percent of the market price on the date of grant. Any vesting requirement will be determined on the date of grant by the granting committee. No incentive stock options may be granted under the 1996 Plan after September 24, 2006. If any of the options granted under the plan expire or are terminated prior to being exercised in full, the unexercised portion of such options will once again be available for additional option grants. At December 31, 2003, 464,691 options were outstanding, with 185,309 available for grant.

In addition, outside directors of the Company are entitled to receive annual grants of 1,500 nonqualified stock options at the market value on the date of grant. These options vest and become exercisable immediately and shall terminate five years after the date of grant or, if earlier, one year after the outside director ceases to be a member of the Board of Directors.

Options granted by major shareholder: In 2000, the majority shareholder issued options under which certain board members are entitled to purchase an aggregate of 116,200 shares of common stock held by the majority shareholder. These options were granted at fair market value on the date of issuance.

A summary of the stock option transactions under these plans during the year ended December 31, 2003, is as follows:

					Weighted-
	1994	1996			Average
	Plan	Plan	Other	Total	Exercise Price
Options outstanding at December 31, 2002	23,000	407,591	116,200	546,791	$2.67
Granted	—	61,100	—	61,100	10.48
Exercised	—	(4,000)	—	(4,000)	1.06

Options outstanding at December 31, 2003	23,000	464,691	116,200	603,891	$3.47

Options exercisable at December 31, 2003	23,000	444,691	116,200	583,891	$3.35

The weighted-average fair value of stock options granted in 2003 was $7.09.

Options outstanding and exercisable by price range as of December 31, 2003, are as follows:

		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life — Years	Price	Exercisable	Price
$1.06 – $1.90	215,250	3.5	$1.07	215,250	$1.07
$2.25 – $2.75	223,700	4.0	2.30	223,700	2.30
$3.00 – $3.13	11,500	4.1	3.01	11,500	3.01
$5.75	4,500	2.4	5.75	4,500	5.75
$6.00	60,000	8.6	6.00	45,000	6.00
$7.00	341	2.3	7.00	341	7.00
$10.00 – $10.50	84,100	4.4	10.35	79,100	10.34
$13.00	4,500	3.4	13.00	4,500	13.00

	603,891			583,891

Stock warrants: The Chairman has total outstanding warrants to purchase 395,000 shares of common stock at exercise prices ranging from $2.50 to $20.00 per share on or before March 22, 2006.

A summary of stock warrant transactions during the year ended December 31, 2003, is as follows:

		Weighted-
	Number of	Average Exercise
	Shares	Price per Share
Warrants outstanding and exercisable at December 31, 2002	550,526	$9.91
Exercised	(140,526)	1.00

Warrants outstanding and exercisable at December 31, 2003	410,000	12.96

Subsequent to year-end, certain of these warrants have been exercised.

Note 8. Income Taxes

The amounts shown for income tax expense on the accompanying consolidated statements of income are as follows:

Year Ended
December 31,
2003
Current tax expense	$101,000
Deferred tax expense	1,515,000

Income tax expense	$1,616,000

A reconciliation of the income tax expense to tax computed at statutory rates is as follows:

Year Ended
December 31,
2003
Federal statutory income tax expense	$1,506,000
State taxes, net of federal tax benefit	277,000
Permanent differences	(30,000)
Credits utilized	(137,000)

Income tax expense	$1,616,000

In 2003, the Company utilized some of its net operating loss carryforwards for income tax purposes. The Company has remaining federal net operating loss (NOL) carryforwards of approximately $3,483,000 that may be used against future taxable income. The use of NOL carryforwards can be limited if certain changes in ownership occur.

The NOL carryforwards which can be used against future taxable income, expire as follows:

2004	$29,000
2005	29,000
2006	29,000
2007	29,000
2008	29,000
2009	29,000
2018	1,957,000
2019	301,000
2020	1,051,000

Total	$3,483,000

A summary of the Company’s deferred taxes at December 31, 2003, is as follows:

December 31,
2003
Assets:
Inventory	$51,000
Warranty reserve	106,000
Credits	397,000
Accrued expenses and other	112,000
NOL carryforwards	1,393,000

2,059,000
Liabilities:
Depreciation	(551,000)

Net deferred tax assets	$1,508,000

The deferred tax amounts have been classified on the accompanying consolidated balance sheets at December 31, 2003, as follows:

December 31,
2003
Current assets	$1,599,000
Noncurrent assets (liabilities)	(91,000)

$1,508,000

Six months ended July 2, 2004 (unaudited): Income tax expense for the six months ended July 2, 2004, was computed using an estimated combined federal and state tax rate of 38 percent

Note 9. Enterprisewide and Major Customer Disclosures

The Company sells its products worldwide through direct sales and various distributor agreements. Approximate net sales by geographic area for the year ended December 31, 2003, and the six-month period ended July 2, 2004, were as follows:

		Six Months
	Year Ended	Ended
	December 31,	July 2, 2004
	2003	(Unaudited)
Domestic sales	$28,055,000	$21,141,000
International sales	249,000	444,000

Net sales	$28,304,000	$21,585,000

The Company has one customer that accounted for 31 percent and 29 percent of net sales in 2003 and 2004, respectively. Accounts receivable from this customer were approximately $833,000 and $497,000 at December 31, 2003, and July 2, 2004, respectively. The Company has another customer that accounted for 54 percent and 59 percent of net sales in 2003 and 2004, respectively. Accounts receivable from this customer were approximately $4,498,000 and $7,337,000 at December 31, 2003, and July 2, 2004, respectively. The increase in accounts receivable from this customer is due to increased sales in the fourth quarter of 2003. A third customer accounted for 10 percent and 8 percent of net sales in 2003 and 2004, respectively, from which the Company had accounts receivable of approximately $909,000 and $1,150,000 at December 31, 2003, and July 2, 2004, respectively.

Note 10. Commitments and Contingencies

Operating leases: The Company leases office, manufacturing and warehouse space and certain office equipment under both cancelable and noncancelable operating leases expiring at various times through 2008. The Company entered into a building lease that was effective January 1, 2001, and amended November 22, 2002. The original lease was personally guaranteed by the Chairman for a period of three years. In consideration for his guarantee, the Chairman was granted warrants in 2000 to purchase 75,000 shares of common stock at $2.50. The warrants provided for immediate vesting and expire after five years. The value ascribed to these warrants was $122,567, as determined using the Black-Scholes option pricing model. The Company recorded the full value of these warrants in 2000 and is amortizing the expense over the term of the guarantee. Amortization expense was approximately $41,000 for the year ended December 31, 2003, and $-0- for the six-month period ended July 2, 2004.

Future minimum lease payments for the next five years are approximately as follows:

Years ending:
2004	$267,000
2005	272,000
2006	279,000
2007	278,000
2008	24,000

$1,120,000

Rent expense under all operating leases was approximately $352,000 and $232,000 for the year ended December 31, 2003, and the six-month period ended July 2, 2004, respectively.

Note 11. Retirement Plan

The Company adopted a salary savings plan that covers all eligible employees. Under the terms of the plan, eligible employees of the Company are permitted to make voluntary contributions up to the maximum allowed under Internal Revenue Service regulations. Employer contributions may be made to the plan at the discretion of the Company’s Board of Directors. No discretionary contributions were made to the plan for the year ended December 31, 2003, and the six-month period ended July 2, 2004.

Note 12. Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain executives under which they may be entitled to a base salary and certain benefits for varying periods of 18 to 36 months in the event of termination of employment in connection with a change in control of the Company.

Note 13. Subsequent Event (Unaudited)

On August 2, 2004, the Company was acquired by CUNO Incorporated. The acquisition agreement established a purchase price of approximately $115 million for the Company’s common and common equivalent shares outstanding.